CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our Firm in Post Effective Amendment No. 1 to the Registration Statement of Old Mutual Funds II on Form N-14 under the Securities Act of 1933 under following headings within each Proxy Statement/Prospectus: “The Reorganization – Federal Income Tax Consequences,” “The Reorganization – Other Conditions” and “Legal Matters.”

/s/Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
December 22, 2008